Exhibit 23.3
August 4, 2006
Cooper Industries, Ltd.
600 Travis, Suite 5800
Houston, Texas 77002-1001
Ladies and Gentlemen:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Cooper Industries, Ltd.’s Amended and Restated Directors’ Stock Plan of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under “Item 3. Legal Proceedings” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in Note 16 to its consolidated Financial Statements for the year ended December 31, 2005 and also under “Part I; Item 1. Financial Statements; Note 12. Charge Related to Discontinued Operations,” and under “Part II – Other Information; Item 1. Legal Proceedings” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
Sincerely,

/s/ Charles E. Bates

Charles E. Bates, Ph.D.
President and Senior Partner
Bates White, LLC